EXHIBIT 23(b)










































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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 15, 1993 included in Rollins, Inc.'s Form 10-K for the year ended December 31, 1992 and to all references to our firm included in this registration statement.


                                  ARTHUR ANDERSEN & CO.


Atlanta, Georgia
February 7, 1994